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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Intraware, Inc.
(Name of Registrant as Specified In Its Charter)

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Intraware, Inc.
25 Orinda Way
Orinda, California 94563
(925) 253-4500

July 3, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Intraware, Inc. The Annual Meeting will be held at 10:00 a.m. on August 15, 2001 at The Claremont Resort & Spa, 41 Tunnel Road, Berkeley, California 94705.

    At this year's Annual Meeting you will be asked to elect two people to our Board of Directors, and to approve our selection of PricewaterhouseCoopers LLP as our independent accountants. Your vote on these matters is important and we appreciate your continued support.

    The Proxy Statement and the formal notice of the Annual Meeting are included in this invitation. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year 2001.

    Please use this opportunity to take part in Intraware's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, or vote electronically via the Internet or telephone in accordance with the instructions on the proxy card.

    We look forward to seeing you at the meeting.

Sincerely,

Peter H. Jackson Chief Executive Officer

INTRAWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 15, 2001, at 10:00 a.m.

To Our Stockholders:

    The Annual Meeting of Stockholders of Intraware, Inc., a Delaware corporation, will be held at 10:00 a.m. on Wednesday, August 15, 2001 at The Claremont Resort & Spa, 41 Tunnel Road, Berkeley, California 94705. The purposes of the meeting are to:

  1.
  Elect two Class III Directors for a term of three years or until their successors are duly elected and qualified; and

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.

    We describe the above items in the attached Proxy Statement. Stockholders who owned our stock at the close of business on June 21, 2001 may attend and vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices at 25 Orinda Way, Orinda, California, during the ten days before the meeting. The Board of Directors recommends a vote "FOR" each of the proposals.

    It is very important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy card. You may also vote via the Internet or by telephone. See "Voting via the Internet or by Telephone" in the Proxy Statement for more details. Returning the proxy or voting electronically or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors

John J. Moss General Counsel and Secretary
Orinda, California July 3, 2001

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. The meeting will be held on August 15, 2001 at 10:00 a.m. at The Claremont Resort & Spa, 41 Tunnel Road, Berkeley, California 94705. The telephone number at that location is (510) 843-3000. Our headquarters are located at 25 Orinda Way, Orinda, CA 94563 and our telephone number is (925) 253-4500.

    Voting materials, which include this Proxy Statement, the proxy card and the 2001 Annual Report to Stockholders, will be mailed to stockholders on or about July 3, 2001.

    In this Proxy Statement, we refer to Intraware, Inc., as "Intraware," "the Company," "we," "our" and "us."

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

    Stockholders who owned our stock at the close of business on June 21, 2001 (a date we refer to as the "Record Date") are entitled to attend and vote at the meeting. On that date, 28,580,214 shares of our Common Stock were issued and outstanding. For information on ownership of our stock by management and 5% stockholders, see "Other Information—Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

    You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically so request.

Voting and Solicitation

    Each share outstanding on June 21, 2001 entitles its owner to one vote on all matters. Directors are elected by a plurality vote, therefore, the two nominees for director receiving the most votes will be elected. The proposal to ratify our appointment of independent accountants will be approved only if it receives an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

    If you specify how you want your proxy to be voted on any proposal, your proxy will be voted that way on that proposal, unless you revoke it. If you do not specify how you want your proxy to be voted on any proposal, your proxy will be voted "FOR" the election of each of the two nominees for director in Class III and "FOR" approval of the other proposal described in this Proxy Statement. We do not expect any other business to come before the meeting. If any other matter requiring a stockholder vote properly arises, the people named in the enclosed proxy card will vote your proxy as the Board of Directors recommends.

    We will pay the cost of this solicitation. We may reimburse brokerage firms and others who represent beneficial owners. Our directors, officers and regular employees may also solicit proxies personally or by telephone, telegram or letter, without additional compensation other than reimbursement of their expenses.

Quorum; Abstentions; Broker Non-Votes

    A majority of our shares outstanding on June 21, 2001 must be present in person or by proxy to constitute a quorum. Without a quorum, we cannot hold the meeting or transact business. Shares voted "FOR" or "AGAINST" a proposal count toward establishing a quorum and also count toward the results of the voting. An abstaining vote counts toward establishing a quorum, but its effect on the actual vote counts differs depending on the subject of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. This is because our directors are elected by plurality. However, on the proposal to ratify our selection of independent accountants, an abstaining vote has the same effect as a vote against the proposal. This is because the proposal is not approved unless a majority of the shares present in person or by proxy vote "FOR" the proposal, and an abstaining vote is considered to be present but is not a vote "FOR" the proposal. A broker non-vote counts toward establishing a quorum but does not affect the outcome of any vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.

Deadline for Receipt of Stockholder Proposals

    If you wish to submit a proposal for possible inclusion in our 2002 proxy materials, we must receive your notice, in accordance with rules of the Securities and Exchange Commission (which we refer to as the SEC), on or before March 5, 2002. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563. Under our bylaws, your nominations for director and stockholder proposals not included in our 2002 proxy materials must be submitted to our Secretary, at the above address, between April 4, 2002 and May 4, 2002 in order to be considered timely for possible action by our stockholders at next year's annual meeting of stockholders (which we refer to as the 2002 Meeting). However, if the date of the 2002 Meeting is more than 30 days earlier or later than the one-year anniversary of this year's annual meeting of stockholders, such proposals or nominations must be submitted by the later of (1) the 90th day before the 2002 Meeting, or (2) the 10th day after the 2002 Meeting date is first publicly announced. Stockholder nominations and proposals must also meet other criteria described in our bylaws in order to be considered at the 2002 Meeting. You may obtain a copy of our bylaws by making a written request to our Secretary at the above address.

Voting via the Internet or by Telephone

Shares Registered in the Name of a Brokerage Firm or Bank

    A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by telephone by calling the telephone number appearing on your proxy voting card or you may vote via the Internet at the following address on the World Wide Web:

    www.proxyvote.com

and follow the instructions on your screen. If you wish to vote via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you must bear.

Shares Registered Directly in the Name of the Stockholder

    Telephone and Internet voting are not currently available for our shares registered directly with Computershare, our transfer agent. If your shares are registered directly with Computershare, you may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope, or by attending the Annual Meeting and voting your shares in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors

    Our Board of Directors currently has seven members. Of those, six are divided among three classes with overlapping three year terms. The remaining member of our Board of Directors is elected by holders of our Series B Preferred Stock and is not part of any class; this director's term will expire at such time as no Series B Preferred shares remain outstanding.

Nominees for Class III Directors

    At this year's Annual Meeting, two Class III directors are to be elected for a term of three years. The Board of Directors has nominated Mark B. Hoffman and Peter H. Jackson for election as Class III directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Jackson and Mr. Hoffman. We expect Mr. Jackson and Mr. Hoffman to accept their nominations. However, if either of them is unable or declines to serve as a director at the time of the meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. Each elected director's term of office will continue until our 2004 annual meeting or until the director's successor has been elected and qualified.

Information Regarding the Nominees and Other Directors

    Below is information on the nominees for Class III director and on the directors whose terms continue after this year's annual meeting. This information is current as of April 30, 2001.

Nominees for Class III Directors for a Term expiring in 2004

Name	Age	Position
Mark B. Hoffman	55	Chairman of the Board of Directors
Peter H. Jackson	42	Chief Executive Officer and Director

    Mark B. Hoffman has served as Chairman of our Board of Directors since August 1996, and as a member of our Compensation Committee since December 1998. Since September 1996, Mr. Hoffman has served as Chairman of the Board of Directors and Chief Executive Officer of Commerce One, Inc., an e-commerce procurement and supplier-management solutions company. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company he co-founded in 1984. Mr. Hoffman holds an M.B.A. from the University of Arizona and a B.S. in Engineering from the U.S. Military Academy. Mr. Hoffman serves on the boards of directors of several privately held companies.

    Peter H. Jackson co-founded Intraware in August 1996. From August 1996 to December 2000 he served as President, Chief Executive Officer and a member of the Board of Directors, and since December 2000 he has served as Chief Executive Officer and a member of the Board of Directors. From May 1996 to August 1996, Mr. Jackson served as a Vice President of Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Jackson served as President and COO of Dataflex Corporation, a value-added reseller of computer hardware and services. From January 1986 to May 1994, Mr. Jackson served as Founder and President of Granite Computer Products, Inc., a corporate computer hardware reseller and services provider. Mr. Jackson holds an A.B. in History from the University of California, Berkeley. Mr. Jackson currently serves as a director of a number of private companies.

Recommendation of the Board

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTOR OF THE NOMINEES SET FORTH ABOVE.

Incumbent Class II Directors Whose Term Expires in 2003

Name	Age	Position
Laurence M. Baer	44	Director
John V. Balen	40	Director
Ronald E. F. Codd	45	Director

    Laurence M. Baer has served as a member of our Board of Directors since January 1998. He has served as a member of our Compensation Committee since December 2000. Mr. Baer has served as the Executive Vice President and Chief Operating Officer of the San Francisco Giants professional baseball team since December 1992. Mr. Baer holds an M.B.A. from Harvard University and an A.B. in Political Science from the University of California, Berkeley.

    John V. Balen has served as a member of our Board of Directors since January 1998. He has served as a member of our Audit Committee since December 1998. Since September 1995, Mr. Balen has served as a general partner at Canaan Partners, a nationally focused, private venture capital firm. From June 1985 to June 1995, Mr. Balen served as an Associate and a Managing Director of Horsley Bridge Partners, a private equity investment management firm. Mr. Balen has an M.B.A. and a B.S. in Electrical Engineering from Cornell University. Mr. Balen serves on the Board of Directors of Commerce One, Inc., and E-Stamp Corporation, as well as on the boards of directors of several privately held companies.

    Ronald E. F. Codd has served as a member of our Board of Directors and as a member of our Audit Committee since January 1999. Mr. Codd has served as the President and Chief Executive Officer and a member of the Board of Directors of Momentum Business Applications, Inc., a publicly held company engaged in software application development activities, since January 1999. Prior to that, Mr. Codd served as Senior Vice President of Finance and Administration of PeopleSoft, Inc., a developer and marketer of enterprise application software, from 1994 until December 1998 and as Vice President and Chief Financial Officer from September 1991 to 1994. Mr. Codd holds a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business from the University of California, Berkeley.

Incumbent Class I Director Whose Term Expires in 2002

Name	Age	Position
Frost R. R. Prioleau	41	President and Director

    Frost R.R. Prioleau joined us as the Vice President of SubscribeNet in December 1998. Mr. Prioleau became Vice President of E-services in November 1999, Executive Vice President of Products and Services in June 2000, and President of Intraware and a member of the Board of Directors in December 2000. From March 1989 to October 1998, Mr. Prioleau served successively as Vice President and President and Chief Executive Officer of P2 Holdings Corporation, a rapid prototyping and services provider. P2 Holdings Corporation filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in December 1998. Mr. Prioleau holds a B.S.E. in Engineering Management Systems from Princeton University.

Incumbent Director Whose Term Expires When No Series B Shares Remain Outstanding

Name	Age	Position
Michael S. Falk	39	Director

    Michael S. Falk has served as a member of our Board of Directors since March 2001. Since 1995, Mr. Falk has been the Chairman, Chief Executive Officer, and President of Commonwealth Associates, L.P., a venture capital and merchant banking firm which he co-founded in 1988. Mr. Falk is a graduate of the Stanford University Executive Program for Smaller Companies and holds a BA degree with honors in Economics from Queens College. He serves on the Boards of Directors of eB2B Commerce, Inc., Intellispan, Proxymed, Inc., USWireless Data, Inc., as well as on the boards of directors of several privately held companies.

Board Meetings and Committees

    Our Board of Directors held fifteen meetings during our last fiscal year, which ended February 28, 2001. Each Director other than Lawrence M. Baer and Ronald E. Codd attended at least 75% of all Board meetings held during such Director's tenure. Each of Messrs. Baer and Codd attended ten Board meetings. Each Director who was a committee member attended at least 75% of all applicable committee meetings held during such Director's tenure.

    The Board of Directors has an Audit Committee and a Compensation Committee.

    The members of the Audit Committee are John V. Balen, Ronald F. Codd and Mark B. Hoffman. The Audit Committee held five meetings during the last fiscal year. The Audit Committee's functions include recommending to the Board the selection of independent auditors, approving the services performed by the independent auditors, and reviewing and evaluating our accounting policies and our system of internal accounting controls. The Report of the Audit Committee is included in this Proxy Statement below.

    The members of the Compensation Committee are Laurence M. Baer and Ronald E. F. Codd. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee's functions include reviewing and approving the executive compensation policies and administering the employee stock option and stock purchase plans. The Report of the Compensation Committee is included in this Proxy Statement below.

Director Compensation

    Under our 1996 Stock Option Plan, directors may receive stock option grants at the discretion of the Board of Directors or other plan administrator. During the last fiscal year, each of Messrs. Baer, Balen, Codd and Hoffman received an option to purchase 30,000 shares under the 1996 Stock Option Plan. Additionally, under our 1998 Director Option Plan, non-employee directors receive automatic stock option grants at the time they become directors and on each anniversary of their appointment while they remain directors. The first grant vests as to 12.5% of the shares on the six-month anniversary of the grant and monthly thereafter over the following three and one-half year period. Each subsequent grant vests as to 25% of the shares on the six-month anniversary of the grant and monthly thereafter over the following one and one-half year period. During the last fiscal year, each non-employee director automatically received a grant of 15,000 shares under the 1998 Director Option Plan at an exercise price of $17.50 per share. Each Class I and II non-employee director, each Class III non-employee director who is elected at the 2001 Annual Meeting, and Mr. Falk, will receive an additional grant of 7,500 shares immediately after the meeting. The exercise price will be the fair market value of our stock on that date. We do not currently compensate our directors in cash for their service as Board members.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending February 28, 2002, and asks that the stockholders ratify that appointment. If the stockholders do not ratify the appointment, the Board of Directors will reconsider its selection of independent accountants.

    We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

    The fees billed and expected to billed by PricewaterhouseCoopers LLP for our fiscal year 2001 annual audit and review of interim financial statements are $335,000.

Financial Information Systems Design and Implementation Fees

    The fees paid to PricewaterhouseCoopers LLP for professional services with respect to financial information systems design and implementation for the fiscal year 2001 totaled $649,000.

All Other Fees

    The fees billed by PricewaterhouseCoopers LLP for all other professional services during the 2001 fiscal year were $488,000. All other professional services include such fees as: due diligence on acquisitions, SEC registration statement reviews, sales and foreign tax research and accounting consultations.

Required Vote

    The affirmative vote of the holders of a majority of our Common Stock present at the annual meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending February 28, 2002.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2002.

OTHER INFORMATION

Executive Officers

    In addition to Messrs. Jackson and Prioleau, the following persons were executive officers of Intraware as of the Record Date:

Name	Age	Position
James A. Brentano	42	Executive Vice President of Technology
Donald M. Freed	50	Executive Vice President and Chief Financial Officer
David L. Dunlap	34	Senior Vice President of Business Development
Paul A. Martinelli	35	Senior Vice President and Chief Technology Officer
Norman A. Pensky	50	Senior Vice President of Worldwide Sales
John J. Moss	38	General Counsel

    James A. Brentano joined us as Director of Systems Engineering in June 1997. Mr. Brentano became Vice President of Knowledge Services in June 1998, Vice President of Strategic Technology, eServices, in November 1999, and Executive Vice President of Technology in June 2000. From January 1996 to June 1997, Mr. Brentano served as Director of LAN Services for Pacific Bell. From March 1991 to December 1995, Mr. Brentano served as an Information Technology Strategic Architect for Pacific Gas & Electric, a regional natural gas and electric power utility. Mr. Brentano holds an M.S. in Computer Science from the University of California, Davis and an A.B. in Letters and Sciences from the University of California, Berkeley.

    Donald M. Freed co-founded Intraware in August 1996 and has served as Executive Vice President and Chief Financial Officer since its inception. From May 1996 to August 1996, Mr. Freed served as a business development director for Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Freed served as Senior Vice President of Business Development for Dataflex Corporation, a value-added reseller of computer hardware and services. From May 1989 to May 1994, Mr. Freed served as Chief Financial Officer of Granite Computer Products, Inc. Mr. Freed is a certified public accountant and holds a B.S. in Accounting and a B.A. in Journalism from San Francisco State University.

    David L. Dunlap joined us as the Director of Product Lines in September 1997. Mr. Dunlap became Vice President of Operations in May 1998, Chief Operations Officer in June 2000, and Senior Vice President of Business Development in February 2001. From September 1996 to September 1997, Mr. Dunlap served as a Financial Systems Project Manager for PeopleSoft, Inc., a software development company. From May 1996 to September 1996, Mr. Dunlap served as Director of Purchasing for Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Dunlap served as Vice President of National Operations for Dataflex Corporation, a value-added reseller of computer hardware and services. From September 1986 to May 1994, Mr. Dunlap served as Vice President of Operations for Granite Computer Products, Inc. Mr. Dunlap holds a B.A. in Government from Cornell University.

    Paul A. Martinelli co-founded Intraware in August 1996 and has served as Senior Vice President and Chief Technology Officer since its inception. From May 1994 to May 1996, Mr. Martinelli served as Vice President of Information Systems for Dataflex Corporation, a value-added reseller of computer hardware and services. From February 1991 to May 1994, Mr. Martinelli served as Director of Information Systems for Granite Computer Products, Inc. Mr. Martinelli holds a B.A. in Computer Science from the University of California, San Diego.

    Norman A. Pensky joined us as Vice President of Sales in December 1996 and became Senior Vice President of Worldwide Sales in October 2000. From July 1991 to November 1996, Mr. Pensky served as Senior Director of Strategic Accounts for Macromedia, Inc., an Internet publishing company.

Mr. Pensky holds an M.B.A. from Golden Gate University and a B.S. in Business from the University of Southern California.

    John J. Moss joined us as General Counsel in October 1999. From March 1997 to October 1999, he served as Assistant General Counsel and then Deputy General Counsel at BARRA, Inc., a provider of financial software and services. From June 1993 to March 1997 he served as Corporate Counsel at Oracle Corporation, and from September 1991 to May 1993 he was an associate at the law firm of Graham & James. Mr. Moss holds a J.D. from Stanford University, an M.A. in International Economics from the Johns Hopkins School of Advanced International Studies, and a B.A. from Sarah Lawrence College.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our Common Stock (who we refer to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of such forms received or written representations from Reporting Persons, we believe that with respect to the fiscal year ended February 28, 2001, all the Reporting Persons complied with all applicable filing requirements.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date (except as otherwise noted) by (i) each of our directors, (ii) our Chief Executive Officer and our other four most highly compensated executive officers, including one former officer, who earned more than $100,000 during the fiscal year ended February 28, 2001 (these executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement), (iii) all of our directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of our Common Stock.

    This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Intraware, Inc., 25 Orinda Way, Orinda California 94563. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

Applicable percentage ownership in the following table is based on 28,580,214 shares of Common Stock outstanding as of the Record Date.

	Shares Beneficially Owned
Name and Address
	Number	Percentage
Peter H. Jackson(1)	3,523,000	12.0%
Mark B. Hoffman(2)	2,773,984	9.7
Norman A. Pensky(3)	161,500	*
Frost R. R. Prioleau(4)	122,623	*
James A. Brentano(5)	112,863	*
John V. Balen(6)	72,145	*
Ronald E. F. Codd(7)	72,136	*
Laurence M. Baer(8)	47,500	*
Michael S. Falk(9)	—	*
All directors and executive officers as a group (13 Persons)(10)	8,358,266	29.0

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Includes 50,000 shares issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes 2,100 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Drew Jackson, 1,800 shares held as custodian and 200 shares held as guardian by Mr. Jackson for Connor Jackson, 3,000 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Lindsey Jackson, and 2,700 shares held as custodian and 400 shares held as guardian by Mr. Jackson for Brett Jackson. Also includes 12,500 shares held from the exercise of stock options which were unvested and subject to our repurchase option as of June 21, 2001, should Mr. Jackson's employment with us terminate. Mr. Jackson is our Chief Executive Officer and a member of the Board of Directors.

(2)
Includes 60,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes 552,486 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of June 21, 2001, 55,248 shares of Common Stock issuable upon exercise of a warrant within 60 days of June 21, 2001, and 1,806,250 shares of Common Stock held by Mr. Hoffman as trustee of the Hoffman Family Trust. Excludes 40,000 shares of Common Stock held by the Annie Eleanor Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Excludes 40,000 shares of Common Stock held by the Andrew Mark Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Mr. Hoffman is the Chairman of our Board of Directors.

(3)
Includes 12,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes an aggregate of 2,500 shares of Common Stock held by the Teri Pensky Irrevocable Trust, Valerie Pensky Irrevocable Trust, John Pensky Irrevocable Trust, Scott Pensky Irrevocable Trust, and the Sean Curtis Irrevocable Trust. Also includes 3,750 shares of Common Stock held from the exercise of stock options which were unvested and subject to our repurchase option as of June 21, 2001, should Mr. Pensky's employment with us terminate. Mr. Pensky is our Senior Vice President of Worldwide Sales.

(4)
Includes 119,498 shares issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Includes 3,125 shares acquired through our 1998 Employee Stock Purchase Plan. Mr. Prioleau is our President and a member of our Board of Directors.

(5)
Includes 81,248 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes 7,084 shares of Common Stock held from the exercise of stock options which were unvested and subject to our repurchase option as of June 21, 2001, should Mr. Brentano's employment with us terminate. Also includes 2,615 shares of Common Stock acquired through our 1998 Employee Stock Purchase Plan. Mr. Brentano is our Executive Vice President of Technology.

(6)
Includes 12,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes 55,248 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of June 21, 2001 and 5,524 shares of Common Stock issuable upon exercise of a warrant within 60 days of June 21, 2001. Mr. Balen is a principal of Canaan Equity Partners, L.L.C. the general partner of Canaan Equity, L.P. Mr. Balen disclaims beneficial ownership of the shares held by Canaan Equity L.P., except to the extent of his pecuniary interest arising from his interest as a principal of Canaan Equity Partners, L.L.C., the general partner of Canaan Equity Partners, L.P. Mr. Balen is a member of our Board of Directors.

(7)
Includes 50,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Also includes 27,624 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of June 21, 2001 and 2,762 shares of Common Stock issuable upon exercise of a warrant within 60 days of June 21, 2001, held by Mr. Codd as trustee of the Codd Revocable Trust. Mr. Codd is a member of our Board of Directors.

(8)
Includes 47,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001. Mr. Baer is a member of the our Board of Directors.

(9)
Excludes 2,000,000 shares of Common Stock issuable to ComVest Venture Partners, L.P., upon conversion of Series B Preferred Stock convertible within 60 days of June 21, 2001, and 400,000 shares of Common Stock issuable to ComVest Venture Partners, L.P. upon exercise of a warrant exercisable within 60 days of June 21, 2001. Mr. Falk disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising from his interest as a managing member of ComVest Management, LLC, the general partner of ComVest Venture Partners L.P. Mr. Falk is a member of our Board of Directors.

(10)
Includes an aggregate of 1,308,173 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2001, upon conversion of Series A Preferred Stock convertible within 60 days of June 21, 2001, and upon exercise of warrants exercisable within 60 days of June 21, 2001. Certain of these shares are subject to repurchase at cost, which right of repurchase lapses at the rate of 1/4th at the end of one year from the date of grant and 1/48th of each month thereafter.

Executive Compensation

Summary Compensation Table

    The table below summarizes the compensation earned for services rendered to us in all capacities for the fiscal years ended February 28, 2001, February 29, 2000, and February 28, 1999 by our Named Executive Officers.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)	All Other Compensation
	Year	Salary($)	Bonus($)
Peter H. Jackson Chief Executive Officer	2001 2000 1999	$280,040 324,925 263,990	$40,000 40,000 40,000	— — 50,000	— — —
Frost R. R. Prioleau President	2001 2000 1999	$187,500 136,250 13,346	$20,000 22,700 —	400,000 60,000 120,000	— — —
James A. Brentano Executive Vice President of Technology	2001 2000 1999	$161,667 131,418 105,504	$15,000 21,755 21,923	180,000 30,000 60,000	— — —
Mark P. Long (1) Former Executive Vice President of Strategic Development	2001 2000 1999	$229,167 111,375 —	$233,333 55,000 —	250,000 300,000 150,000	— — —
Norman A. Pensky Senior Vice President of Worldwide Sales	2001 2000 1999	$151,400 164,017 181,317	$188,119 126,069 —	170,000 — —	— — —

(1)
Mr. Long left the company in April 2001.

Options Granted During the Last Fiscal Year

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended February 28, 2001, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

    In fiscal 2001, we granted options to purchase up to an aggregate of 6,396,667 shares (excluding 219,349 shares issued under a plan we assumed through our acquisition of Janus Technologies, Inc.) to employees, directors and consultants. All options were granted under our 1996 Stock Option Plan, 1998 Director Option Plan or 1999 Non-Qualified Acquisition Stock Option Plan at exercise prices which were equal to the closing price of our Common Stock on the date of grant as reported on the Nasdaq National Market, excluding options we assumed as part of our acquisition of Janus Technologies, Inc. All options have a term of ten years. Optionees may pay the exercise price by cash, check, promissory note or delivery of already-owned shares of our Common Stock. Generally, option shares vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month thereafter.

	Individual Grants
		% of Total Options Granted to Employees In Last Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)
Name			Exercise Price ($/share)	Expiration Date
					5% ($)	10% ($)
Peter H. Jackson	—	—%	$—	—	$—	$—
Frost R. R. Prioleau	100,000	1.5637	5.5000	8/11/2010	345,892	876,558
	300,000	4.6920	2.3125	1/12/2011	436,296	1,105,659
James A. Brentano	100,000	1.5637	5.5000	8/11/2010	345,892	876,558
	80,000	1.2512	1.5938	12/18/2010	80,187	203,209
Mark P. Long	250,000	3.9100	5.5000	8/11/2010	864,730	2,191,396
Norman A. Pensky	50,000	0.7820	5.5000	8/11/2010	172,946	438,279
	120,000	1.8768	1.5938	12/18/2010	120,280	304,813

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

    The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended February 28, 2001, and exercisable and unexercisable options held as of February 28, 2001. The "Value of Unexercised In-the-Money Options at February 28, 2001" is based on a value of $2.0625 per share, the fair market value of our Common Stock as of February 28, 2001, less the per share exercise price of the option, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1996 Stock Option Plan. Some options are immediately exercisable; however, as a condition of exercise of those shares, the optionee must enter into a stock restriction agreement granting us the right to repurchase the shares issuable by such exercise at their cost in the event of the optionee's termination of employment. Generally, the shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter.

			Number of Securities Underlying Unexercised Options at February 28, 2001 (#)
					Value of Unexercised In-the-Money Options at February 28, 2001 ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Jackson	—	$—	30,208	19,792	$32,096	$21,029
Frost R. R. Prioleau	18,000	266,250	84,499	477,501	—	—
James A. Brentano	20,000	292,000	49,165	200,835	25,676	54,320
Mark P. Long	—	—	220,000	480,000	—	—
Norman A. Pensky	—	—	6,250	163,750	—	56,244

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

    On February 1, 2000, Mark P. Long, our then Vice President of Strategic Development, entered into an employment agreement with us that provided for a minimum base salary of $220,000 per annum, a minimum quarterly bonus of $20,000 and an annual retention bonus. The employment agreement provided that the annual retention bonus would be awarded each January 15th that the agreement was in effect. On January 15, 2001, the annual retention bonus amount was $110,000, and the employment agreement provided that the annual retention bonus on January 15, 2002 would be $220,000. The employment agreement also provided that the annual retention bonus would be earned if Mr. Long had not resigned from his position with us as of that date and had not been terminated for cause. In addition, the employment agreement provided that, in the event Mr. Long were terminated without cause, he would receive all salary and all bonus amounts that would have become due over the following 12-month period had he not been terminated, accelerated vesting of all options that otherwise would have vested over the 18-month period following the termination, and have six months after termination to exercise all vested stock options, provided that if any unexercised options were incentive stock options, those incentive stock options would automatically convert to nonstatutory stock options three months after the termination. The employment agreement also provided that in the event of any change in control of Intraware, Mr. Long would be entitled to receive 50% of all salary and bonus amounts that would have become due over the following 12 months and accelerated vesting of all remaining unvested options that would have vested during the 36 months following the change in control. Mr. Long would have had six months following any change of control to exercise any unexercised options.

    Also on February 1, 2000, we entered into a promissory note with Mr. Long. Under the promissory note, we loaned $100,000 to Mr. Long on February 1, 2000, and an additional $100,000 to Mr. Long on January 15, 2001, at a simple interest rate of 6.5% per annum. The principal amount and accrued interest were repayable on the earlier of January 15, 2002 or the ninetieth day after any termination of Mr. Long's employment with us.

    In connection with the termination of Mr. Long's employment with us on April 15, 2001, Intraware and Mr. Long entered into a separation agreement, a restated promissory note, and an independent contractor agreement.

    Under the separation agreement, Mr. Long's employment agreement was terminated, Intraware and Mr. Long released each other from any claims concerning his employment by us, and Mr. Long is entitled to keep certain computer and office equipment that had been assigned to him for his use as an employee.

    Under the restated promissory note, the earlier promissory note was canceled, the principal amount of the loan by us to Mr. Long was changed to $209,421, and that principal amount became repayable over the next 12 months in equal monthly installments, including interest payable at a rate of approximately 6.5% per annum. Mr. Long may cancel the restated promissory note and his repayment obligations will be excused in the event of any change of control of Intraware or in the event we suffer a material adverse change in our business or financial condition.

    Under the independent contractor agreement, Mr. Long received an initial setup fee of $1,000, and receives $22,877 per month, in exchange for consulting services in the areas of strategic development, mergers and acquisitions, corporate finance and investor relations, and other areas as mutually agreed. The term of this agreement is one year. In the event the restated promissory note is canceled and Mr. Long's repayment obligations under it are excused, we may terminate the independent contractor agreement and pay to Mr. Long an amount equal to $4,902 multiplied by the number of months remaining in the independent contractor agreement term. If Mr. Long breaches the release provision of the separation agreement, or is hired or retained by a business that in our reasonable discretion is a direct competitor of ours in the area of electronic software delivery, electronic software management, or information technology asset management, Intraware may terminate the independent contractor agreement and pay Mr. Long only for services performed up to the termination date.

    In addition, we entered into change of control severance agreements with each of our executive officers other than Mr. Prioleau in 2001. The agreements provide that if there is a change of control of Intraware, and any of such executive officers is involuntarily terminated without cause within twelve months following the change of control or the announcement of such change of control, Intraware will provide to the executive officer:

  •
  a cash payment equal to 50% of his or her annual salary plus the full target bonus for the year;

  •
  100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

  •
  one year of additional vesting of unvested stock options in addition to any vesting acceleration provided under our 1996 Stock Option Plan.

Our 1996 Stock Option Plan provides that in the event of a change-of-control merger or asset sale, each outstanding option vests and becomes exercisable to the extent of the shares that would otherwise have vested by December 31 of the year in which the merger or asset sale occurs.

Compensation Committee Interlocks and Insider Participation

    Mr. Hoffman serves as a member of the Board of Directors and as the Chief Executive Officer of Commerce One, Inc. Mr. Hoffman served as a member of our Compensation Committee until June 2001. See below Certain Relationships and Related Transactions. No other member of our Compensation Committee served during our fiscal year 2001 or now serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

    In August 2000, we entered into an agreement with Commerce One, Inc. for the purchase by Commerce One of a license of the Intraware Argis and Intraware Deployment software and related maintenance services for $1,500,000 in license fees and $100,000 in annual maintenance fees. At the same time, we entered into an agreement with Commerce One for our provision of our research and evaluation services, Intraware Deployment service, Intraware E-Learning service, and Intraware SubscribeNet OEM service to Commerce One for Commerce One's distribution to its customers through its Marketsite and Global Trading Web business-to-business exchanges. The latter agreement provided for Commerce One's payment of royalties to us based on Commerce One's resale of our online services, as well as an annual payment by us to Commerce One of $150,000 in marketing support funds. In September 2000, we entered into an agreement with Commerce One for the purchase of a license for Commerce One's Buysite Portal Edition and Content Engine software and related maintenance services for $1,500,000 in license fees and $174,000 in annual maintenance fees, as well as access to Commerce One's Marketsite business-to-business exchange for an annual fee of $150,000, as well as ongoing royalties based on our provision of services to our customers using the Commerce One software and/or through the Marketsite exchange. In November 2000, Commerce One renewed its existing subscription to the Intraware SubscribeNet OEM service for an annual fee of $60,000. Mr. Hoffman, the Chairman and Chief Executive Officer of Commerce One, Inc., is a member of our Board of Directors. Mr. Balen, a member of Commerce One's Board of Directors, is also a member of our Board of Directors.

    On January 16, 2001, Mr. Balen purchased from us 55,248 shares of our Series A Preferred Stock and warrants to purchase 5,524 shares of our Common Stock for an aggregate price of $100,000, Mr. Codd purchased from us 27,624 shares of our Series A Preferred Stock and warrants to purchase 2,762 shares of our Common Stock for an aggregate price of $50,000, and Mr. Hoffman purchased from us 552,486 shares of our Series A Preferred Stock and warrants to purchase 55,248 shares of our Common Stock for an aggregate price of $1,000,000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The members of the Compensation Committee are Laurence M. Baer and Ronald E. F. Codd, each of whom is a non-employee director. The Committee has overall responsibility for Intraware's executive compensation policies and practices. The Committee's functions include:

  •
  evaluating management's performance,

  •
  determining the compensation of the Chief Executive Officer of Intraware,

  •
  reviewing and approving the Company's compensation philosophy,

  •
  reviewing and approving all executive officers' compensation, including salaries and bonuses, and

  •
  administering compensation plans including granting awards under the Company's stock option plans to its employees.

    The Committee has provided the following report on the compensation policies of Intraware as they apply to the executive officers including the Chief Executive Officer and the relationship of Intraware performance to executive compensation.

Overview of Compensation Policies

    The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved a compensation program consisting of the following principal elements:

  •
  base salary;

  •
  cash incentives (such as bonuses);

  •
  equity incentives (such as stock option grants); and

  •
  benefits.

    When establishing salaries, bonus levels and stock option grants for each of the executive officers, the Committee considers the recommendations of the President and the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data concerning the compensation paid to officers at such companies. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the President and the Chief Executive Officer.

    A fundamental tenet of Intraware's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Intraware and its subsidiaries. As of June 21, 2001, the directors and executive officers of Intraware beneficially owned an aggregate of 8,358,266 shares of Common Stock, including shares issuable upon exercise of stock options exercisable on or before August 21, 2001, upon conversion of Series A Preferred Stock convertible on or before August 20, 2001, and upon exercise of warrants exercisable on or before August 20, 2001.

Fiscal Year 2000 Executive Officer Compensation Program

    The components of the executive compensation program are described below:

Base Salary

    Intraware believes that base salary is a significant factor in attracting, motivating and retaining skilled executive officers. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions in software development and e-commerce companies located in the San Francisco Bay Area. Executive salaries are reviewed annually and adjusted as appropriate to reflect changes in the market conditions and individual performance and responsibility. This excludes Mark. P. Long who received an increase of $110,000 through an Employment Agreement as described in this Proxy Statement under the caption "Other Information—Certain Relationships and Related Transactions."

Bonus Program

    Intraware's cash bonus program seeks to motivate executives to achieve the company's performance objectives and to reward them when objectives are met. During fiscal year 2001, bonuses were paid to each executive officer based on the Company's overall financial performance as well as its performance in the functional area(s) for which that officer was responsible. In March 2001, the Company adopted a new bonus program more closely tied to Intraware's financial performance. Each quarter, bonuses are paid to executive officers only if the Company meets specific financial goals related primarily to its progress toward profitability on a cash basis. If the Company meets those goals in any particular quarter, then the size of the bonus to each executive officer depends on the Company's overall financial performance and, in the case of executives with particular areas of responsibility, the Company's achievement of its performance objectives in those particular areas. All executive officer performance objectives are developed as part of the Company's strategic plan that is updated quarterly, thereby helping to ensure that all executives' performance objectives are aligned with Intraware's strategic goals. Bonuses are paid semi annually.

Stock Option Grants

    In fiscal year 2001, the Committee granted an aggregate of 2,275,180 stock options under the 1996 Stock Option Plan to Intraware's executive officers. The Committee determined that, in view of many challenges faced by Intraware during the fiscal year, including the Company's termination of approximately 50% of its employees in December 2000, it was important to provide incentives for key executive officers to remain with the Company and lead it through the transition to a business model focused on profitability. The Committee determined the number of options granted to executive officers in fiscal year 2001 primarily by evaluating each officer's respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings, potential reward to the executive officer if the stock price appreciates in the public market, and rank within the Company's management structure. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

Benefits

    In fiscal year 2001, Intraware offered benefits to its executive officers that were substantially the same as those offered to all of Intraware's regular employees.

    Intraware has a tax-qualified deferred compensation plan, known as the Intraware, Inc., 401(k) Profit Sharing Plan, covering all of Intraware's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Intraware has not provided additional matching contributions under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Intraware to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Intraware, if any, will be deductible by Intraware when made.

Chief Executive Officer's Compensation

    In fiscal year 2001, Peter H. Jackson served as the Company's Chief Executive Officer and a member of the Board of Directors. From March to December 2000, he also served as the Company's President.

    In fiscal year 2001, the Committee decreased Mr. Jackson's salary from $324,925 to $280,040, maintained his aggregate bonuses for the year at $40,000, and did not grant him any stock options. In determining Mr. Jackson's compensation, the Committee considered the same criteria it considered with respect to the other executive officers as well as Mr. Jackson's continuing contribution to the execution of the strategic plan for the Company. The Committee noted that in 2001, under Mr. Jackson's leadership, Intraware:

  •
  increased gross profit by 63% to $36.6 million in fiscal year 2001 from $22.5 million in fiscal year 2000;

  •
  restructured its operations so as to substantially reduce its operating costs and focus on its three lines of business with the proven ability to generate revenues;

  •
  acquired Janus Technologies, Inc., positioning Intraware as an industry leader in information technology asset management software; and

  •
  increased revenues by 25.7% to $121.8 million in fiscal year 2001 from $96.9 million in fiscal year 2000.

However, the Committee also noted that certain financial objectives of the Company were not met, most importantly in the areas of cash and liquidity.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless that compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the company's 1996 Stock Option Plan will meet the requirements of being performance-based, the Committee believes that Section 162(m) will not reduce the tax deduction available to Intraware. Intraware's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Intraware's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Conclusion

    All aspects of Intraware's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Intraware's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Intraware's annual and long-term strategic objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Laurence M. Baer Ronald E. F. Codd

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

    The Audit Committee oversees Intraware's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee did the following:

  •
  reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2001, addressing the acceptability of the Company's accounting principles as well as such other matters as are required to be discussed with the Committee under generally acceptable auditing standards and Statement of Accounting Standards 61 (Communication with Audit Committees);

  •
  discussed with the independent auditors the overall scope and plans for their audits;

  •
  met with the independent auditors, with and without management present, to discuss the results of their audits, and the overall quality of the Company's financial reporting; and

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent auditors their independence with respect to the Company, and considered the compatibility of non-audit services with the auditors' independence.

    The primary functions of the Committee are to:

  •
  provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance;

  •
  serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

  •
  review and appraise the audit efforts of the Company's independent auditors;

  •
  evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies and business practices; and

  •
  provide an open avenue of communication among the independent auditors, financial and senior management, counsel, and the Board of Directors.

Meetings Held in Fiscal Year 2001 and Committee Independence

    The Committee held five meetings during fiscal year 2001. Each member of the Committee is independent as defined under Nasdaq standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

Role of Management and the Independent Auditors

    Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 28, 2001, for filing with the SEC. The Committee and the Board have also recommended the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
John V. Balen Ronald E. F. Codd Mark B. Hoffman

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return from February 26, 1999, the effective date of the initial public offering of our Common Stock, through February 28, 2001, the end of our Fiscal Year 2001, for the Nasdaq Composite Index and the J.P. Morgan H&Q Technology Index. The graph assumes that $100 was invested in our Common Stock at the initial public offering price of $16.00 per share, and in the above indices on February 26, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Intraware, Inc.
JP Morgan H&Q Internet
Nasdaq (US)
500
450
400
350
300
250
200
150
100
50
0
February 26, 1999
August 31, 1999
February 29, 2000
August 31, 2000
February 28, 2001

OTHER MATTERS

    We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by July 25, 2001.

    It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Peter H. Jackson, Chief Executive Officer and Director
Dated: July 3, 2001

Appendix A

CHARTER OF THE AUDIT COMMITTEE
THE INTRAWARE, INC. BOARD OF DIRECTORS
December 18, 1999

I. PURPOSES

    The purpose of the Audit Committee of the Board of Directors of Intraware, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal and external controls, to provide the Company's Board of Directors (the "Board") with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

II. MEMBERSHIP

    The Audit Committee will consist of three (3) members of the Board, each of whom shall be an "independent director" as the term is used by the National Association of Securities Dealers, Inc. (the "NASD") Rule 4460. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

III. RESPONSIBILITIES

    The responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

  2.
  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

  3.
  Reviewing the independent auditors' proposed audit scope and approach;

  4.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  5.
  Reviewing the performance of the independent auditors;

  6.
  Recommending the appointment of independent auditors to the Board of Directors;

  7.
  Reviewing fee arrangements with the independent auditors;

  8.
  Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  9.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10.
  Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities.

A–1

  11.
  Reviewing management's monitoring of compliance with the Foreign Corrupt Practices Act and, if applicable, with the Company's Standards of Business Conduct;

  12.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15.
  Reviewing related party transactions for potential conflicts of interest; and

  16.
  Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

IV. MEETINGS

    The Audit Committee will meet at least two (2) times each fiscal year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

V. MINUTES

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

VI. REPORTS

    The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

A–2

PROXY

INTRAWARE, INC.

2001 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INTRAWARE, INC. ("INTRAWARE")

   The undersigned hereby appoints Peter H. Jackson, Donald M. Freed and John J. Moss, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Intraware to be held at 10:00 a.m. on August 15, 2001 at The Claremont Resort & Spa, 41 Tunnel Road, Berkeley, California 94705, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

INTRAWARE, INC.

Please mark your vote in oval in the following manner using dark ink only / /

		FOR ALL NOMINEES	WITHELD FROM ALL NOMINEES	FOR ALL EXCEPT
1.	Election of Class III Directors Nominees: Mark B. Hoffman and Peter H. Jackson	/ /	/ /	/ /
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as independent auditors	/ /	/ /	/ /
	Mark here for address change and note below	/ /

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

   Signature:_____________________________________ Date:_____________________________________

   Signature:_____________________________________ Date:_____________________________________

   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is partnership, please sign the partnership name by an authorized person.

FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Class III Directors for a Term expiring in 2004
Incumbent Class II Directors Whose Term Expires in 2003
Incumbent Class I Director Whose Term Expires in 2002
Incumbent Director Whose Term Expires When No Series B Shares Remain Outstanding
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
CHARTER OF THE AUDIT COMMITTEE THE INTRAWARE, INC. BOARD OF DIRECTORS December 18, 1999